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                                                                     Exhibit 5.1


                                 March 14, 2003

First National Funding LLC
1620 Dodge Street
Omaha, NE  68102


     Re:      First National Master Note Trust, Series 2003-1 Asset Backed Notes

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (Registration Nos. 333-86574-00 and 333-86574-01) of First National Funding LLC (the "LLC") and First Bankcard Master Credit Card Trust (the "Master Trust") (collectively, the LLC and the Master Trust are referred to herein as the "Co-Registrants"), together with the exhibits thereto, as amended (the "Registration Statement") registering notes representing debt of First National Master Note Trust (the "Trust"), and the related Prospectus, dated March 13, 2003, and Prospectus Supplement, dated March 13, 2003 (collectively, the "Prospectus"), filed by the Co-Registrants with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of $415,000,000 Class A Series 2003-1 Asset Backed Notes, $38,750,000 Class B Series 2003-1 Asset Backed Notes and $46,250,000 Class C Series 2003-1 Asset Backed Notes (the "Series 2003-1 Notes"). The Series 2003-1 Notes will be issued pursuant to the Master Indenture, dated as of October 24, 2002 (the "Master Indenture"), a copy of which is included as Exhibit 4.1 to the Form 8-K filed with the Commission on November 4, 2002, as supplemented by an Indenture Supplement, dated as of March 20, 2003 (the "Indenture Supplement", and together with the Master Indenture, the "Indenture"), a copy of the form of which is included as Exhibit 4.2 to the Registration Statement, and the specific terms of which are summarized in the Prospectus, each by and between the Trust and The Bank of New York, as indenture trustee (the "Indenture Trustee"). We are familiar with the proceedings taken by the LLC as transferor in connection with the authorization of the issuance and sale of the Series 2003-1 Notes, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated. This opinion letter is furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.


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March 14, 2003
Page 2


We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of Nebraska, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, we are of the opinion, as of the date hereof, that the Series 2003-1 Notes, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Indenture, will be legally issued and binding obligations of the Trust, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

In rendering our opinion, we have assumed that, upon or prior to the issuance and sale of the Series 2003-1 Notes, (i) the Indenture Supplement will be duly authorized, executed and delivered by the parties thereto, (ii) all documents required to be executed and delivered in connection with the issuance and sale of the Series 2003-1 Notes will be so executed and delivered by properly authorized persons, and (iii) the purchase price for the Series 2003-1 Notes will be paid to the LLC by the various underwriters named in the Prospectus.

We hereby consent to the filing of this opinion letter as an exhibit to the Co-Registrant's Current Report on Form 8-K, dated on or about March 14, 2003 and to the references to this firm under the heading "Legal Matters" in the Prospectus. In giving such consent we do not admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or Prospectus, including this opinion letter as an exhibit or otherwise.

                                Very truly yours,

                                /s/ Kutak Rock LLP

                                Kutak Rock LLP